Natus Medical Announces First Quarter 2022 Financial Results

	Q1-2022	Key Results
Revenue (millions)	$119.8	➢ Total revenue increased 4.2% compared to Q1 2021 ➢ Generated $8.9 million in operating cash flow
GAAP EPS	$0.06
Non-GAAP EPS	$0.22

MIDDLETON, WI (May 5, 2022) - Natus Medical Incorporated (NASDAQ:NTUS) (the “Company” or “Natus”), a leading provider of medical device solutions to screen, diagnose, and treat disorders affecting the brain, neural pathways, and eight sensory nervous systems, today announced financial results for the three months ended March 31, 2022.

For the first quarter ended March 31, 2022, the Company reported revenue of $119.8 million, an increase of 4.2% compared to $114.9 million reported for the first quarter of 2021. GAAP gross margin was 54.6% during the first quarter of 2022 compared to 57.9% in the first quarter of 2021. GAAP net income was $1.9 million, or $0.06 earnings per diluted share, compared with GAAP net income of $2.4 million, or $0.07 earnings per diluted share in the first quarter of 2021.

Non-GAAP gross margin was 56.7% in the first quarter of 2022 compared to 59.6% reported for the first quarter of 2021. Non-GAAP earnings per diluted share was $0.22 for the first quarter of 2022, compared to $0.16 in the first quarter of 2021. Non-GAAP net income was $7.7 million in the first quarter of 2022 compared to $5.4 million in the first quarter of 2021.

“I would like to thank our Natus Teammates for their continued efforts to ensure our products were available to clinicians in the first quarter driving growth despite challenges from both Covid and supply chain related constraints” said Thomas J. Sullivan, President and Chief Executive Officer of Natus. “We incurred over $3.4 million in extraordinary supply chain costs in the quarter consistent with our expectations.”

“We are pleased with the first quarter revenue growth versus year ago in our core areas of clinical focus with Brain, Neural Pathways, and eight Sensory Nervous Systems growing 6.0%, 8.7%, and 6.0% respectively.” “We are also encouraged by the 9.3% revenue growth in supplies and service in these product areas,” concluded Mr. Sullivan.

On April 18, 2022 the Company announced that it entered into a definitive agreement to be acquired by an affiliate of ArchiMed for approximately $1.2 billion. Under the terms of the agreement, Natus shareholders will receive $33.50 in cash for each share of Natus common stock. Under the terms of the merger agreement, Natus may solicit proposals from third parties for a period of 30 days continuing through May 17, 2022, and in certain cases for a period of 35 days continuing through May 22, 2022. The transaction is expected to close in the third quarter of 2022, subject to customary closing conditions, including approval by Natus shareholders and receipt of regulatory approvals. Due to the announced transaction, the Company will no longer update financial guidance.

Use of Non-GAAP Financial Measures

The Company presents in this release its non-GAAP net income, non-GAAP earnings per diluted share, non-GAAP gross margin and non-GAAP operating margin results which exclude amortization expense associated with certain acquisition-related intangibles, restructuring charges, certain discrete items, direct costs of acquisitions, and the related tax effects. A reconciliation between non-GAAP and GAAP financial measures is included in this press release.

The Company believes that the presentation of results excluding these charges or gains provides meaningful supplemental information to both management and investors that is indicative of the Company's core operating results and better reflects the ongoing economics of the Company's operations. The Company believes these non-GAAP financial measures facilitate comparison of operating results across reporting periods.

Specifically, the Company excludes the following charges, gains, and their related tax effects in the calculation of non-GAAP net income, non-GAAP earnings per diluted share and non-GAAP operating profit: 1) Non-cash amortization expense associated with certain acquisition-related intangibles. The charges reflect an estimate of the cost of acquired intangible assets over their estimated useful lives. 2) Restructuring and other non-recurring charges. The Company has over time completed multiple acquisitions of other companies and businesses. Following an acquisition, the Company will, as it determines appropriate, initiate restructuring events to eliminate redundant costs. Restructuring expenses, which are excluded in the non-GAAP items, are exclusively related to permanent reductions in our workforce and redundant facility closures. 3) Certain discrete items. These items represent significant infrequent charges or gains that management believes should be viewed outside of normal operating results, and each significant discrete transaction is evaluated to determine whether it should be excluded from non-GAAP reporting. These items are specifically identified when they occur. 4) Direct costs of acquisitions. These are direct acquisition-related costs that occur when the Company makes an acquisition, such as professional fees, due diligence costs, and earn-out adjustments.

The Company applies GAAP methodologies in computing its non-GAAP tax provision by determining the annual expected effective tax rate after taking into account items excluded for non-GAAP financial reporting purposes.  The Company’s non-GAAP tax expense and its non-GAAP effective tax rate are generally higher than its GAAP tax expense and GAAP effective tax rate because the income subject to taxes would be higher due to the effect of the expenses excluded from non-GAAP financial reporting. The nature of each quarterly discrete transaction will be evaluated to determine whether it should be excluded from non-GAAP reporting.

The Company's management uses these non-GAAP financial measures in assessing the Company's performance and when planning, forecasting, and analyzing future periods and the Company believes that investors also benefit from being able to refer to these non-GAAP financial measures along with the GAAP operating results. These non-GAAP financial measures also facilitate management's internal comparisons to the Company's historical performance. The non-GAAP financial measures disclosed by the Company should not be considered a substitute for or superior to financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations to those financial statements should be carefully evaluated.

About Natus Medical Incorporated

Natus delivers innovative and trusted solutions to screen, diagnose, and treat disorders affecting the brain, neural pathways, and eight sensory nervous systems to advance the standard of care and improve patient outcomes and quality of life. The Company offers hardware, advanced software and algorithms, and consumables that provide stimulus, acquire and monitor physiological signals, and capture the body’s response. With sales in over 100 countries, Natus is a leader in neurodiagnostics, pediatric retinal imaging, and infant hearing screening, as well as a leading company in hearing assessment, hearing instrument fitting, balance, and intracranial pressure monitoring.

Additional information about Natus Medical can be found at www.natus.com.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This communication includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by the use of words such as “anticipate,” “expect,” “plan,” “should,” “could,” “may,” “will,” “believe,” “estimate,” “forecast,” “goal,” “project,” and other words of similar meaning. Forward-looking statements in this communication include, but are not limited to, current estimates and assumptions of Natus management as of the date of this press release, statements about the benefits and effects of the merger with ArchiMed (the “transaction”), the expected timing of the completion of the transaction and the amounts to be received by Natus' shareholders. Each forward-looking statement contained in this communication is subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statement. Applicable risks and uncertainties include, among others, supply chain delays and constraints; the ability of Natus to realize the anticipated benefits from its strategic alignment; Natus' ability to successfully pursue, acquire and integrate acquisitions; the demand for Natus products and services; the impact of adverse global economic conditions and changing governmental regulations, including foreign exchange rate changes, on Natus' target markets; Natus' ability to expand its sales in international markets; Natus' ability to maintain current sales levels in a mature domestic market; Natus' ability to control costs, risks associated with bringing new products to market; Natus' ability to fulfill product orders on a timely basis; the risks related to Ukraine conflict or the COVID-19 pandemic on the global economy and financial markets; the uncertainties relating to the impact of the Ukraine conflict or the COVID-19 pandemic on Natus' business; the uncertainties as to the timing of the transaction; uncertainties as to whether Natus shareholders will approve the transaction; the risk that competing offers will be made; the possibility that various closing conditions for the transaction may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transaction, or the terms of such approval; the effects of disruption from the transaction making it more difficult to maintain relationships with employees, customers, vendors and other business partners; the risk that shareholder litigation in connection with the transaction may result in significant costs of defense, indemnification and liability; other business effects, including the effects of industry, economic or political conditions outside of the parties' control; operating costs and business disruption following completion of the transaction, including adverse effects on employee retention and on Natus' business relationships with third parties; transaction costs; and the risks identified under the heading “Risk Factors” in Natus' Annual Report on Form 10-K, filed with the SEC on February 25, 2022, as well as Natus' subsequent Current Reports on Form 8-K and other information filed by Natus with the SEC. Please consult these documents for a more complete understanding of these risks and uncertainties. This list of factors is not intended to be exhaustive. Such forward-looking statements only speak as of the date of these materials, and Natus assumes no obligation to update any written or oral forward-looking statement made by Natus or on its behalf as a result of new information, future events or other factors, except as required by law.

Additional Information and Where to Find It

This communication does not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities or a solicitation of any vote or approval. This communication relates to the proposed transaction involving Natus. In connection with the proposed transaction, Natus plans to file with the SEC a proxy statement on Schedule 14A (the “Proxy Statement”). This communication is not a substitute for the Proxy Statement or any other document that Natus may file with the SEC and send to its shareholders in connection with the proposed transaction. The proposed transaction will be submitted to Natus' shareholders for their consideration. Before making any voting decision, Natus' shareholders are urged to read all relevant documents filed or to be filed with the SEC, including the Proxy Statement, as well as any amendments or supplements to those documents, when they become available, because they will contain important information about Natus and the proposed transaction.

Natus' shareholders will be able to obtain a free copy of the Proxy Statement, as well as other filings containing information about Natus, free of charge, at the SEC's website (www.sec.gov). Copies of the Proxy Statement and other documents filed by Natus with the SEC may be obtained, without charge, by contacting Natus through its www.natus.com under the heading Investor Relations.

Participants in the Solicitation

The Company, its directors, executive officers and other persons related to Natus may be deemed to be participants in the solicitation of proxies from Natus’ shareholders in connection with the proposed transaction. Information about the directors and executive officers of Natus and their ownership of Natus common stock is set forth in Natus’ annual report on Form 10-K for the fiscal year ended December 31, 2021, which was filed with the SEC on February 25, 2022 and in its proxy statement for its 2022 annual meeting of stockholders, which was filed with the SEC on April 28, 2022. Additional information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be included in the Proxy Statement and other relevant materials to be filed with the SEC in connection with the proposed transaction when they become available. Free copies of these documents may be obtained as described in the preceding paragraph.

Natus Medical Incorporated
Drew Davies
Executive Vice President and Chief Financial Officer
(925) 223-6700
InvestorRelations@Natus.com

NATUS MEDICAL INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (unaudited)
(in thousands, except per share amounts)

	Three Months Ended
	March 31, 2022	March 31, 2021
Revenue	$119,793	$114,927
Cost of revenue	52,781	46,688
Intangibles amortization	1,600	1,751
Gross profit	65,412	66,488
Gross profit margin	54.6%	57.9%
Operating expenses:
Marketing and selling	29,551	28,971
Research and development	13,224	14,040
General and administrative	12,807	14,855
Intangibles amortization	3,598	3,897
Restructuring	2,051	205
Total operating expenses	61,231	61,968
Income from operations	4,181	4,520
Interest expense	(267)	(766)
Other expense, net	(540)	(890)
Income before provision for income tax	3,374	2,864
Provision for income tax[1]	1,471	468
Net income	$1,903	$2,396
Net income per share:
Basic	$0.06	$0.07
Diluted	$0.06	$0.07
Weighted-average shares:
Basic	34,119	33,611
Diluted	34,276	33,782

[1]The increase in the effective tax rate for the three months ended March 31, 2022 compared with the three months ended March 31, 2021, is primarily attributable to a tax law change in effect from January 1, 2022 that requires the capitalization of research and experimental costs under IRC Section 174. The approximate impact of the change in the estimated tax rate due to all impacts from IRC Section 174 resulted in a $0.01 reduction in the GAAP earnings per share.

NATUS MEDICAL INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)
(in thousands)

	March 31,	December 31,
	2022	2021
ASSETS

Current assets:
Cash and investments	$84,285	$75,595
Accounts receivable	103,714	111,760
Inventories	72,238	67,745
Other current assets	26,531	22,191
Total current assets	286,768	277,291

Property and equipment	21,391	21,783
Operating lease right-of-use assets	8,027	9,288
Goodwill and intangible assets	208,119	214,170
Deferred income tax	23,548	23,161
Other assets	20,230	18,595
Total assets	$568,083	$564,288

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$34,342	$36,405
Accrued liabilities	47,185	48,135
Deferred revenue	26,846	25,097
Current portion of operating lease liabilities	4,482	4,964
Total current liabilities	112,855	114,601

Deferred income tax	1,451	1,133
Long-term operating lease liabilities	5,755	6,567
Other long-term liabilities	17,128	17,237
Total liabilities	137,189	139,538
Total stockholders’ equity	430,894	424,750
Total liabilities and stockholders’ equity	$568,083	$564,288

NATUS MEDICAL INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)
(in thousands)

	Three Months Ended
	March 31, 2022	March 31, 2021
Operating activities:
Net income	$1,903	$2,396
Adjustments to reconcile net income to net cash provided by operating activities:
Provision for losses on accounts receivable	87	101
Depreciation and amortization	6,673	7,257
Loss on equity method investment	192	136
Loss on disposal of property and equipment	30	8
Warranty reserve	1,363	341
Share-based compensation	2,619	3,114
Loss on commencement of sales-type leases	—	6
Changes in operating assets and liabilities:
Accounts receivable	8,803	4,962
Inventories	(6,132)	4,139
Prepaid expenses and other assets	(4,752)	(4,028)
Accounts payable	(1,957)	1,303
Accrued liabilities	(1,762)	1,172
Deferred revenue	1,949	2,732
Deferred income tax	(119)	1,064
Net cash provided by operating activities	8,897	24,703
Investing activities:
Purchase of property and equipment	(1,062)	(731)
Purchase of equity method investments	(572)	—
Net cash used in investing activities	(1,634)	(731)
Financing activities:
Proceeds from stock option exercises and ESPP	4,191	—
Taxes paid related to settlement of equity awards	(1,228)	(1,150)
Principal payments of financing lease liability	(447)	(125)
Payments on borrowings	—	(20,000)
Net cash provided by (used in) financing activities	2,516	(21,275)
Exchange rate changes effect on cash and cash equivalents	(1,089)	(4,230)
Net increase (decrease) in cash and cash equivalents	8,690	(1,533)
Cash and cash equivalents, beginning of period	75,595	82,082
Cash and cash equivalents, end of period	$84,285	$80,549

NATUS MEDICAL INCORPORATED AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP ADJUSTMENTS (unaudited)
(in thousands, except per share amounts)

	Three Months Ended
	March 31, 2022	March 31, 2021
GAAP based results:
Income before provision for income tax	$3,374	$2,864

Non-GAAP adjustments:
Intangibles amortization (COGS)	1,600	1,751
Restructuring and other non-recurring costs (COGS)	905	611
COVID-19 relief (COGS)	—	(402)
Intangibles amortization (OPEX)	3,598	3,897
Direct costs of acquisitions (OPEX)	—	21
Restructuring and other non-recurring costs (OPEX)	2,497	579
COVID-19 relief (OPEX)	—	(2,512)
Non-GAAP income before provision for income tax	11,974	6,809

Income tax expense, as adjusted[1]	$4,312	$1,397

Non-GAAP net income	$7,662	$5,412
Non-GAAP earnings per share:
Basic	$0.22	$0.16
Diluted	$0.22	$0.16

Weighted-average shares used to compute
Basic non-GAAP earnings per share	34,119	33,611
Diluted non-GAAP earnings per share	34,276	33,782

[1]The increase in the effective tax rate for the three months ended March 31, 2022 compared with the three months ended March 31, 2021, is primarily attributable to a tax law change in effect from January 1, 2022 that requires the capitalization of research and experimental costs under IRC Section 174. The approximate impact of the change in the estimated tax rate due to all impacts from IRC Section 174 resulted in a $0.03 reduction in the non-GAAP earnings per share.

NATUS MEDICAL INCORPORATED AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP ADJUSTMENTS (unaudited)
(in thousands, except per share amounts)

	Three Months Ended
	March 31, 2022	March 31, 2021
GAAP Gross Profit	$65,412	$66,488
Amortization of intangibles	1,600	1,751
COVID-19 relief	—	(402)
Restructuring and other non-recurring costs	905	611
Non-GAAP Gross Profit	$67,917	$68,448
Non-GAAP Gross Margin	56.7%	59.6%

GAAP Operating Income	$4,181	$4,520
Amortization of intangibles	5,198	5,648
COVID-19 relief	—	(2,914)
Restructuring and other non-recurring costs	3,402	1,190
Direct cost of acquisitions	—	21
Non-GAAP Operating Income	$12,781	$8,465
Non-GAAP Operating Margin	10.7%	7.4%

GAAP Income Tax Expense	$1,471	$468
Effect of accumulated change of pretax income	3,608	1,006
Effect of change in annual expected tax rate	(767)	(77)
Non-GAAP Income Tax Expense	$4,312	$1,397

NATUS MEDICAL INCORPORATED AND SUBSIDIARIES
GROSS MARGIN BY END MARKETS (unaudited)
(in thousands)

	Three Months Ended
	March 31, 2022	March 31, 2021
Brain:
Revenue	$51,388	$48,484
Cost of revenue	20,392	17,219
Intangibles amortization	512	533
Gross profit	$30,484	$30,732
Gross profit margin	59.3%	63.4%

Neural Pathways:
Revenue	$19,392	$17,840
Cost of revenue	9,533	8,047
Intangibles amortization	203	210
Gross profit	$9,656	$9,583
Gross profit margin	49.8%	53.7%

Sensory Nervous Systems:
Revenue	$37,673	$35,532
Cost of revenue	16,789	14,702
Intangibles amortization	851	951
Gross profit	$20,033	$19,879
Gross profit margin	53.2%	55.9%

Other:
Revenue	$11,340	$13,071
Cost of revenue	6,067	6,720
Intangibles amortization	34	57
Gross profit	$5,239	$6,294
Gross profit margin	46.2%	48.2%

Consolidated:
Revenue	$119,793	$114,927
Cost of revenue	52,781	46,688
Intangibles amortization	1,600	1,751
Gross profit	65,412	66,488
Gross profit margin	54.6%	57.9%

NATUS MEDICAL INCORPORATED AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP GROSS MARGIN BY END MARKETS (unaudited)
(in thousands)

	Three Months Ended
	March 31, 2022	March 31, 2021
Brain:
GAAP Gross Profit	$30,484	$30,732
Amortization of intangibles	512	533
COVID-19 relief	—	(83)
Restructuring and other non-recurring costs	278	211
Non-GAAP Gross Profit	$31,274	$31,393
Non-GAAP Gross Margin	60.9%	64.7%

Neural Pathways:
GAAP Gross Profit	$9,656	$9,583
Amortization of intangibles	203	210
COVID-19 relief	—	(33)
Restructuring and other non-recurring costs	105	80
Non-GAAP Gross Profit	$9,964	$9,840
Non-GAAP Gross Margin	51.4%	55.2%

Sensory Nervous Systems:
GAAP Gross Profit	$20,033	$19,879
Amortization of intangibles	851	951
COVID-19 relief	—	(280)
Restructuring and other non-recurring costs	408	242
Non-GAAP Gross Profit	$21,292	$20,792
Non-GAAP Gross Margin	56.5%	58.5%

Other:
GAAP Gross Profit	$5,239	$6,294
Amortization of intangibles	34	57
COVID-19 relief	—	(6)
Restructuring and other non-recurring costs	114	78
Non-GAAP Gross Profit	$5,387	$6,423
Non-GAAP Gross Margin	47.5%	49.1%

Consolidated:
GAAP Gross Profit	$65,412	$66,488
Amortization of intangibles	1,600	1,751
COVID-19 relief	—	(402)
Restructuring and other non-recurring costs	905	611
Non-GAAP Gross Profit	$67,917	$68,448
Non-GAAP Gross Margin	56.7%	59.6%

NATUS MEDICAL INCORPORATED AND SUBSIDIARIES
GEOGRAPHIC REVENUE (unaudited)
(in thousands)

	Three Months Ended
	March 31, 2022	March 31, 2021
Consolidated Revenue:
United States	$69.97	$67,772
International	49.823	47,155
Totals	$119.793	$114,927

United States	58%	59%
International	42%	41%
Totals	100%	100%